G4

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

September 10, 2013

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT	06001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Matters

Magellan Health Services, Inc. (“Magellan”), through a wholly-owned subsidiary, currently has a contract with the State of Arizona to manage behavioral health care for Medicaid recipients and other beneficiaries of the Maricopa County Regional Behavioral Health Authority which was previously scheduled to terminate on October 1, 2013. Magellan and the State of Arizona have agreed to extend this contract through March 31, 2014. After January 1, 2014, the State will have the right to terminate the contract upon 30 days prior notice to Magellan.  The Company is assessing the impact of this contract extension on its 2013 guidance and will provide updated guidance in conjunction with the third quarter earnings release.

As previously reported:

The State of Arizona had previously issued a Solicitation for a new Regional Behavioral Health Authority (“RHBA”) GSA6 (“Maricopa County”) contract (the “Contract”) to replace the current contract with Magellan to be effective on October 1, 2013. The Contract is for the management of the publicly funded behavioral health system that delivers mental health, substance abuse and crisis services for approximately 685,000 eligible adults, youth, and children as of June 30, 2013, and includes an integrated behavioral and physical health care system for a small number of individuals with Serious Mental Illness. Magellan previously submitted a bid for the Contract. On April 3, 2013, Magellan announced that it had filed a formal protest regarding the State of Arizona’s decision to award the RBHA Contract to another vendor.  On April 17, 2013, the Arizona Department of Health Services denied the Company’s protest.  On May 9, 2013 the Company filed an appeal of the denial of its protest (the “Appeal”) with the Arizona Department of Administration (“ADOA”), the agency responsible for considering appeals of procurement protest denials.

Magellan filed a motion with the ADOA to stay the award and implementation of the Contract pending a decision on the Appeal. On May 21, 2013, the ADOA granted Magellan’s motion and issued a stay of the award and implementation of the Contract pending resolution of the Appeal by the ADOA (the “Stay”). The ADOA’s decision on the Stay was not a decision on the merits of the Appeal. On May 21, 2013, the winning bidder for the Contract filed a motion to vacate the Stay, asking the ADOA to eliminate the Stay. The Arizona Health Care Cost Containment System (the “Arizona Medicaid Agency”) and the Arizona Department of Health Services (the agency that administered the award of the Contract) also subsequently filed requests with the ADOA to reconsider and vacate the Stay.  On June 13, 2013 the ADOA ruled that the Stay will remain in effect and referred Magellan’s appeal for a hearing before an independent administrative law judge in the Arizona Office of Administrative Hearings. The hearing is currently scheduled for September 18, 2013 through September 26, 2013.  On July 25, 2013, the ADOA, in response to a renewed request to lift or clarify the Stay by the Arizona Department of Health Services and the Arizona Medicaid Agency, further clarified the Stay.

There is no assurance that the Company will prevail on the Appeal or that the Stay will remain in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: September 10, 2013	By:	/s/ Jonathan N. Rubin
Name: Jonathan N. Rubin
Title: Executive Vice President and Chief Financial Officer